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                                                                    Exhibit 23.1

            Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the captions "Experts," "Summary Historical Financial Information and Other Data" and "Selected Historical Consolidated Financial Information" and to the use of our report dated February 22, 2006, except for Note 21, as to which the date is June 5, 2006, in the Registration Statement (Amendment No. 4 to Form S-1) and related Prospectus of PGT, Inc. dated June 9, 2006.



                                         /s/ Ernst & Young LLP

Tampa, Florida
June 5, 2006